Exhibit 99.1

News Announcement

Conference Call:	Today, October 26 at 10:00 a.m. EDT
Dial-in numbers:	212/271-4509 or 415/537-1830
Webcast:	www.fulldisclosure.com

Replay information provided below

CONTACT:
William J. Clifford	Joseph N. Jaffoni
Chief Financial Officer	Jaffoni & Collins Incorporated
610/373-2400	212/835-8500 or penn@jcir.com

FOR IMMEDIATE RELEASE

PENN NATIONAL GAMING REPORTS RECORD THIRD QUARTER

RESULTS AS DILUTED NET INCOME PER SHARE RISES 20.6%

• Net Income Per Diluted Share from Continuing Operations Rises 27.3%
Year-Over-Year to $0.56 Exceeding Guidance by $0.01 After Giving Effect
to the Announced Sale of Pocono Downs, Which is Now Classified as Discontinued -

• Increases 2004 Continuing Operations E.P.S. Guidance by $.02 to $2.05 Reflecting the $.06
Per Share Impact of Pocono Downs’ Classification as Discontinued -

Wyomissing, Penn., (October 26, 2004) -- Penn National Gaming, Inc. (PENN: Nasdaq) today reported record third quarter results for the period ended September 30, 2004.

Summary of Q3 Results (In millions, except per-share data)

	Three Months Ended September 30,
	2004	2003
Net revenues	$288.7	$271.0
EBITDA *	$72.4	$64.6
Income from continuing operations	$55.4	$48.4
Net income from continuing operations	$23.6	$17.8
(Loss) from discontinued operations – HCS Shreveport+	$(7.1)	$(4.9)
Income from discontinued operations – Pocono Downs and its OTWs+	$0.7	$0.7
Net income	$17.2	$13.6
Diluted earnings per share from continuing operations	$0.56	$0.44
Diluted (Loss) per share from discontinued operations +	$(0.15)	$(0.10)
Diluted earnings per share	$0.41	$0.34

*                 EBITDA is income from continuing operations excluding charges for depreciation and amortization and gain/loss on disposal of assets, and is inclusive of earnings from joint venture.  A reconciliation of net income (GAAP) to EBITDA as well as income from operations (GAAP) to EBITDA, is included in the financial schedules accompanying this release.

-more-

+                 Hollywood Casino – Shreveport is accounted for as a discontinued operation effective April 1, 2004.  As a result of Penn National’s recently announced sale of Pocono Downs Racetrack and its affiliated off-track wagering facilities, the Company is accounting for these facilities as discontinued operations (effective July 1, 2004).  The income/loss and diluted loss per share figures from discontinued operations are net of taxes.

Commenting on the results, Peter M. Carlino, Chief Executive Officer of Penn National said, “Penn National delivered a solid third quarter despite the difficult weather we experienced in the quarter which impacted the results at our three Gulf coast properties.  Our diluted net income per share for the third quarter slightly exceeded our guidance as the prior guidance did not contemplate the classification of Pocono Downs, a contributor to profits, as a discontinued operation.”

“Subsequent to the end of the third quarter, we announced progress in our plans to develop slot facilities at our race tracks in Pennsylvania and Maine.  In Pennsylvania, after much deliberation and analysis, it was determined that we would sell Pocono Downs, its 400-acre parcel of land and its established network of off-track wagering sites to satisfy the condition of Pennsylvania’s new legislation that restricts ownership to just a third of a second licensed slot operation.  The expected net sale proceeds of approximately $175 million will initially be used for debt reduction and the sale allows us to aggressively proceed with the development of the slot machine facility at Penn National Race Course.  We intend to soon unveil the design concept for our new gaming facility at Penn National Race Course.  This plan incorporates what we believe will be an exciting and entertaining integrated facility within the general range of our originally announced capital expenditures.  While there have been some modifications proposed to the enacting legislation, we remain comfortable with our target of opening the Penn National Race Course slots facility in early 2006.

“In Maine, we have secured an unconditional racing license for Bangor Historic Track for 2004 and are seeking the required State Gambling Control Board approvals necessary to develop the State’s first and only gaming facility with approximately 1,500 slot machines.  This project remains on track for a mid-2006 opening following the required licensing of machine manufacturers and distributors, and finalization of rules necessary for slots to become operational which are expected in 2005.

“We view both the Pennsylvania and Maine projects as high return expansion opportunities that leverage our management and development skills and prudent use of capital for expansion, all of which is well demonstrated in the Company’s Charles Town Races operations.  Locally, we are confident that each of these projects will create significant new employment and meaningful economic development while increasing state and local tax revenue.

“Reflecting continued strong operating trends, during the third quarter we reduced debt by approximately $57.6 million.  I am pleased that Penn National’s impressive free cash flow has allowed for such de-leveraging as well as increased financial flexibility for funding future growth through additional property expansions, acquisitions and expansion related to new gaming legislation.

“Recently announced gaming industry transactions underscore the tremendous value of our portfolio of properties.  Penn National has completed three major transactions in the last four years and in each case we reduced the total transaction value as a multiple of EBITDA in the twelve months following the closing.  As such, we maintain a very disciplined approach to identifying growth opportunities and their potential benefit to Penn National based on several criteria including return on investment, further revenue, geographic and earnings diversification and, most importantly, the potential to enhance shareholder value.”

Financial Guidance

The following table sets forth current guidance targets for continuing operations (e.g. excluding Hollywood Casino – Shreveport and Pocono Downs Racetrack and its affiliated off-track wagering facilities) for the fourth quarter and full year 2004 and assumes that:

•                  There will be no financial contributions or material expenditures related to acquisition prospects during the period;

•                  There will be no debt restructuring costs in 2004;

•                  The effective tax rate for federal, state and local income taxes for 2004 will be 37%; and,

•                  There will be no material changes in economic conditions, applicable legislation or regulation, world events or other circumstances beyond our control that may adversely affect our results of operations.

(in millions, except per share data)	Q4 ‘04E +	Q4 ‘03A +
Net revenues	$272.5	$257.4
EBITDA*	$62.2	$57.8
Less depreciation and amortization, gain/loss on disposal of assets, interest expense – net, income taxes, and other expenses	$45.6	$44.8
Net income from continuing operations	$16.6	$13.0
Diluted earnings per share from continuing operations	$0.40	$0.32

Financial Guidance (continued)

(in millions, except per share data)	Previous FY 2004E ++	REVISED FY 2004E +	2003A +
Net revenues	$1,184.0	$1,136.7	$1,012.9
EBITDA*	$284.0	$278.1	$237.9
Less depreciation and amortization, gain/loss on disposal of assets, interest expense - net, income taxes, other expenses, loss on change in fair value of interest rate swaps and loss on early extinguishment of debt	$197.7	$193.0	$175.7
Net income from continuing operations	$86.3	$85.1	$62.2
Diluted earnings per share from continuing operations	$2.09	$2.05	$1.53
Add back: After tax loss on change in fair value of interest rate swaps and loss on early extinguishment of debt	—	—	$0.03
Adjusted diluted earnings per share#	$2.09	$2.05	$1.56

*                 EBITDA is net income from continuing operations plus depreciation and amortization, gain/loss on disposal of assets, interest expense - net, income taxes, other expense, loss on change in fair value of interest rate swaps and loss on early extinguishment of debt and is inclusive of earnings from joint venture.

#                 Adjusted diluted earnings per share is diluted earnings per share from continuing operations excluding the change in the fair value of interest rate swaps and the write-off of deferred finance fees and pre-payment fees associated with bank debt that was repaid with the proceeds of financings completed in the first quarter of 2003.

+                 Represents continuing operations.

++          Penn National’s prior 2004 guidance did not anticipate the proposed sale of Pocono Downs (now a discontinued operation) which was projected to contribute $0.06 per diluted share for 2004 in the prior guidance.

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information - Continuing Operations

(In thousands) (unaudited)

	REVENUES		EBITDA (1)
	Three Months Ended September 30,
	2004	2003	2004	2003
Charles Town Races	$104,503	$90,088	$30,480	$25,014
Casino Rouge	26,022	25,990	7,701	7,044
Casino Magic – Bay St. Louis	25,507	27,256	4,177	5,970
Boomtown Biloxi – Biloxi	16,816	18,314	3,361	3,830
Bullwhackers	8,289	7,187	1,522	974
Casino Rama Management Contract	4,584	4,005	4,252	3,340
Penn National Race Course and OTWs	13,632	14,195	1,345	1,111
Bangor Historic Track	563	—	(64)	—
Hollywood Casino – Aurora (2)	58,509	54,481	17,696	18,192
Hollywood Casino – Tunica (2)	30,306	29,501	6,964	4,901
Earnings from Pennwood Racing, Inc.(New Jersey)	—	—	205	327
Corporate overhead	—	—	(5,249)	(6,126)
Total	$288,731	$271,017	$72,390	$64,577

	REVENUES		EBITDA (1)
	Nine Months Ended September 30,
	2004	2003	2004	2003
Charles Town Races	$300,079	$245,345	$84,890	$68,380
Casino Rouge	81,980	81,319	25,955	23,234
Casino Magic – Bay St. Louis	82,165	80,591	16,697	17,834
Boomtown Biloxi – Biloxi	53,784	55,852	12,087	12,216
Bullwhackers	24,254	19,924	3,914	2,240
Casino Rama Management Contract	11,950	9,869	11,074	8,764
Penn National Race Course and OTWs	42,931	45,327	4,616	5,096
Bangor Historic Track	946	—	(181)	—
Hollywood Casino – Aurora (2)	174,853	148,418	51,968	44,589
Hollywood Casino – Tunica (2)	91,059	68,963	20,758	11,893
Earnings from Pennwood Racing, Inc.(New Jersey)	—	—	1,298	1,632
Corporate overhead	—	—	(17,157)	(15,849)
Total	$864,001	$755,608	$215,919	$180,029

(1)          EBITDA is income from continuing operations excluding charges for depreciation and amortization and gain/loss on disposal of assets, and is inclusive of earnings from joint venture.  EBITDA does not represent net income or cash flows from continuing operations as those terms are defined by generally accepted accounting principles.  EBITDA does not necessarily indicate whether cash flows will be sufficient to fund cash needs.  A reconciliation of net income (GAAP) to EBITDA as well as income from operations (GAAP) to EBITDA, is included in the financial schedules accompanying this release.

(2)          Hollywood Casino – Aurora, Hollywood Casino – Tunica and Hollywood Casino – Shreveport were acquired by Penn National Gaming on March 3, 2003 and accounted for as of March 1, 2003.  As a result of Penn National’s decision not to participate in the bidding process for the sale of Hollywood Casino – Shreveport, the Company is now accounting for this facility as a discontinued operation (effective April 1, 2004).  In the three months ended March 31, 2003, under former ownership for two months of the quarter, Hollywood Casino – Aurora revenues were $71.0 million and EBITDA was $20.3 million and Hollywood Casino – Tunica revenues were $27.8 million and EBITDA was $4.9 million.  For the purposes of comparison, the 2003 revenue figures for Hollywood Casino – Aurora and Hollywood Casino – Tunica under former ownership for two months of the quarter have been restated to conform with Penn National’s presentation.

-reconciliations follow-

Reconciliation of EBITDA to Net Income (GAAP)

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

(In thousands) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Total EBITDA	$72,390	$64,577	$215,919	$180,029
Earnings from joint venture	(205)	(327)	(1,298)	(1,632)
Depreciation and amortization	(16,492)	(15,545)	(49,413)	(41,551)
Loss on disposals	(243)	(257)	(1,325)	(1,902)
Income from continuing operations	55,450	48,448	163,883	134,944
Interest expense	(18,970)	(21,166)	(57,590)	(56,510)
Interest income	483	403	1,299	1,269
Earnings from joint venture	205	327	1,298	1,632
Other	(186)	104	(796)	(649)
(Loss) on change in fair value of interest rate swaps	—	—	—	(527)
(Loss) on early extinguishment of debt	—	—	—	(1,310)
Taxes on income	(13,410)	(10,263)	(39,550)	(29,724)
Net income from continuing operations	23,572	17,853	68,544	49,125
(Loss) from discontinued operations, net of taxes	(6,382)	(4,238)	(13,918)	(6,846)
Net income	$17,190	$13,615	$54,626	$42,279

Reconciliation of Income From Operations (GAAP) To EBITDA

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead – Continuing Operations

(In thousands) (unaudited)

Three Months Ended September 30, 2004

	Income from continuing operations	Depreciation and Amortization	(Gain)/loss on disposal of assets	Earnings from joint venture	EBITDA
Charles Town Races	$25,809	$4,577	$94	$—	$30,480
Casino Rouge	5,766	1,870	65	—	7,701
Casino Magic – Bay St. Louis	1,528	2,605	44	—	4,177
Boomtown Biloxi – Biloxi	1,611	1,701	49	—	3,361
Bullwhackers	1,101	406	15	—	1,522
Casino Rama Management Contract	4,252	—	—	—	4,252
Penn National Race Course and OTWs	996	349	—	—	1,345
Bangor Historic Track	(106)	42	—	—	(64)
Earnings from Pennwood Racing, Inc.	—	—	—	205	205
Hollywood Casino – Aurora (1)	15,358	2,362	(24)	—	17,696
Hollywood Casino – Tunica (1)	5,122	1,842	—	—	6,964
Corporate overhead	(5,987)	738	—	—	(5,249)
Total	$55,450	$16,492	$243	$205	$72,390

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead – Continuing Operations

(In thousands) (unaudited)

Three Months Ended September 30, 2003

	Income from continuing operations	Depreciation and Amortization	(Gain)/loss on disposal of assets	Earnings from joint venture	EBITDA
Charles Town Races	$20,378	$4,553	$83	$—	$25,014
Casino Rouge	5,319	1,662	63	—	7,044
Casino Magic – Bay St. Louis	3,444	2,388	138	—	5,970
Boomtown Biloxi – Biloxi	2,469	1,352	9	—	3,830
Bullwhackers	701	272	1	—	974
Casino Rama Management Contract	3,340	—	—	—	3,340
Penn National Race Course and OTWs	738	373	—	—	1,111
Earnings from Pennwood Racing, Inc.	—	—	—	327	327
Hollywood Casino – Aurora (1)	15,714	2,481	(3)	—	18,192
Hollywood Casino – Tunica (1)	3,184	1,740	(23)	—	4,901
Corporate overhead	(6,839)	724	(11)	—	(6,126)
Total	$48,448	$15,545	$257	$327	$64,577

(1)          Hollywood Casino – Aurora, Hollywood Casino – Tunica and Hollywood Casino – Shreveport were acquired by Penn National Gaming on March 3, 2003 and accounted for as of March 1, 2003. Hollywood Casino – Shreveport is accounted for as a discontinued operation effective April 1, 2004.

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead – Continuing Operations

(In thousands) (unaudited)

Nine Months Ended September 30, 2004

	Income from continuing operations	Depreciation and Amortization	(Gain)/loss on disposal of assets	Earnings from joint venture	EBITDA
Charles Town Races	$70,745	$13,880	$265	$—	$84,890
Casino Rouge	20,178	5,457	320	—	25,955
Casino Magic – Bay St. Louis	8,652	7,771	274	—	16,697
Boomtown Biloxi – Biloxi	6,694	4,986	407	—	12,087
Bullwhackers	2,769	1,137	8	—	3,914
Casino Rama Management Contract	11,074	—	—	—	11,074
Penn National Race Course and OTWs	3,500	1,116	—	—	4,616
Bangor Historic Track	(271)	90	—	(181)
Earnings from Pennwood Racing, Inc.	—	—	—	1,298	1,298
Hollywood Casino – Aurora (1)	44,591	7,401	(24)	—	51,968
Hollywood Casino – Tunica (1)	15,335	5,355	68	—	20,758
Corporate overhead	(19,384)	2,220	7	—	(17,157)
Total	$163,883	$49,413	$1,325	$1,298	$215,919

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead – Continuing Operations

(In thousands) (unaudited)

Nine Months Ended September 30, 2003

	Income from continuing operations	Depreciation and Amortization	(Gain)/loss on disposal of assets	Earnings from joint venture	EBITDA
Charles Town Races	$55,611	$11,931	$838	$—	$68,380
Casino Rouge	18,288	4,732	214	—	23,234
Casino Magic – Bay St. Louis	10,159	7,193	482	—	17,834
Boomtown Biloxi – Biloxi	8,150	3,950	116	—	12,216
Bullwhackers	1,495	703	42	—	2,240
Casino Rama Management Contract	8,764	—	—	—	8,764
Penn National Race Course and OTWs	3,940	1,156	—	—	5,096
Earnings from Pennwood Racing, Inc.	—	—	—	1,632	1,632
Hollywood Casino – Aurora (1)	38,856	5,736	(3)	—	44,589
Hollywood Casino – Tunica (1)	7,905	3,944	44	—	11,893
Corporate overhead	(18,224)	2,206	169	—	(15,849)
Total	$134,944	$41,551	$1,902	$1,632	$180,029

(1)          Hollywood Casino – Aurora, Hollywood Casino – Tunica and Hollywood Casino – Shreveport were acquired by Penn National Gaming on March 3, 2003 and accounted for as of March 1, 2003.  Hollywood Casino – Shreveport is accounted for as a discontinued operation effective April 1, 2004.

Reconciliation of Net Income and Net Income Per Share (GAAP) to Adjusted Net Income and Per Share Earnings

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data)	2004	2003	2004	2003*
Net income	$17,190	$13,615	$54,626	$42,279
Add back:
After tax loss on change in fair value of interest rate swaps	—	—	—	343
After tax loss on early extinguishment of debt	—	—	—	851
	—	—	—	1,194
Adjusted net income	$17,190	$13,615	$54,626	$43,473

Per share data:
Diluted net income	$0.41	$0.34	$1.32	$1.04
Add back:
After tax loss on change in fair value of interest rate swaps	—	—	—	0.01
After tax loss on early extinguishment of debt	—	—	—	0.02
	—	—	—	0.03
Adjusted diluted net income	$0.41	$0.34	$1.32	$1.07

*      In the nine months ended September 30, 2003 Penn National Gaming recorded pre-tax charges of $527 and $1,310 for loss on change in fair values of interest rate swaps and loss on early extinguishment of debt, respectively.  The after tax effect of the 2003 charges for change in fair values of interest rate swaps and loss on early extinguishment of debt was $343 or $0.01 per diluted share and $851 or $0.02 per diluted share, respectively.

-income statement follows-

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Summary Consolidated Statement Of Income

(In thousands, except per share data) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenues:
Gaming	$251,372	$233,878	$751,165	$648,248
Racing	12,371	12,555	38,359	40,093
Management service fee	4,584	4,005	11,950	9,869
Food, beverage, and other revenue	37,146	36,084	111,935	98,144
Gross revenues	305,473	286,522	913,409	796,354
Less: Promotional allowances	(16,742)	(15,505)	(49,408)	(40,746)

Net revenues	288,731	271,017	864,001	755,608

Operating Expenses:
Gaming	138,990	126,297	411,814	353,753
Racing	9,740	10,118	30,047	32,093
Food, beverage, and other expenses	24,251	25,010	73,155	69,475
General and administrative	43,808	45,599	135,689	123,792
Depreciation and amortization	16,492	15,545	49,413	41,551
Total operating expenses	233,281	222,569	700,118	620,664

Income from continuing operations	55,450	48,448	163,883	134,944

Other income (expense):
Interest expense	(18,970)	(21,166)	(57,590)	(56,510)
Interest income	483	403	1,299	1,269
Earnings from joint venture	205	327	1,298	1,632
Other	(186)	104	(796)	(649)
Loss on change in fair value of interest rate swaps	—	—	—	(527)
Loss on early extinguishment of debt	—	—	—	(1,310)
Total other expenses	(18,468)	(20,332)	(55,789)	(56,095)

Income from continuing operations before income taxes	36,982	28,116	108,094	78,849

Taxes on income	13,410	10,263	39,550	29,724

Net income from continuing operations	23,572	17,853	68,544	49,125

(Loss) from discontinued operations, net of taxes	(6,382)	(4,238)	(13,918)	(6,846)

Net income	$17,190	$13,615	$54,626	$42,279

Earnings per share - basic:
Income from continuing operations	$0.58	$0.46	$1.71	$1.25
Discontinued operations, net of taxes	(0.15)	(0.11)	(0.35)	(0.18)
Basic net income per share	$0.43	$0.35	$1.36	$1.07

Earnings per share - diluted:
Income from continuing operations	$0.56	$0.44	$1.65	$1.21
Discontinued operations, net of taxes	(0.15)	(0.10)	(0.33)	(0.17)
Diluted net income per share	$0.41	$0.34	$1.32	$1.04

Weighted shares outstanding:
Basic	40,437	39,214	40,116	39,408
Diluted	41,926	40,388	41,520	40,525

Reconciliation of Non-GAAP Measures to GAAP

Adjusted net income (and diluted per share earnings) is presented solely as a supplemental disclosure because management believes that it is a widely used measure of performance and a principal basis for valuation of gaming companies, as this measure is considered by many to be a better measure of the Company’s operating results than net income (GAAP).  A reconciliation of the Company’s EBITDA to net income (GAAP), as well as the Company’s EBITDA to income from continuing operations (GAAP), is included in the financial schedules accompanying this release.

A reconciliation of each property’s EBITDA to income from continuing operations is included in the financial schedules accompanying this release.  On a property level, EBITDA is reconciled to income from continuing operations (GAAP), rather than net income (GAAP), because of, among other things, the impracticability of allocating interest expense, interest income, income taxes and certain other items to the Company’s various properties on a property-by-property basis.  Management believes that this presentation is more meaningful to investors in evaluating the performance of the Company’s individual properties and is consistent with the reporting of other gaming companies.

EBITDA or earnings before interest, taxes, depreciation and amortization, loss on change in fair value of interest rate swaps and gain/loss on disposal of assets and inclusive of earnings from joint venture, is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles.  EBITDA information is presented as a supplemental disclosure because management believes that it is a widely used measure of such performance in the gaming industry.  In addition, management uses EBITDA as the primary measure of the operating performance of its properties, including the evaluation of operating personnel.  EBITDA should not be construed as an alternative to operating income, as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities, as a measure of liquidity, or as any other measure of performance determined in accordance with generally accepted accounting principles.  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA.  It should also be noted that other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company.

Penn National is hosting a conference call and simultaneous webcast at 10:00 am EDT today,  both of which are open to the general public.  The conference call number is 212/271-4509 or  415/537-1830; please call five minutes in advance to ensure that you are connected prior to the presentation.  Questions and answers will be reserved for call-in analysts and investors.  Interested parties may also access the live call on the Internet at www.fulldisclosure.com; allow 15 minutes to register and download and install any necessary software.  Following its completion, a replay of the call can be accessed until November 9, by dialing 800/633-8284 or 402/977-9140 (international callers).  The access code for the replay is 21211503.  A replay of the call can also be accessed for thirty days on the Internet via www.fulldisclosure.com.  This press release, which includes financial information to be discussed by management during the conference call and disclosure and reconciliation of non-GAAP financial measures, is available on the Company’s web site, www.pngaming.com in the “Recent News” section.

Penn National Gaming owns and operates:  Hollywood Casino properties located in Aurora, Illinois, and Tunica, Mississippi; Charles Town Races & Slots™ in Charles Town, West Virginia; two Mississippi casinos, the Casino Magic - Bay St. Louis hotel, casino, golf resort and marina in Bay St. Louis and the Boomtown Biloxi casino in Biloxi; the Casino Rouge, a riverboat gaming facility in Baton Rouge, Louisiana and the Bullwhackers casino properties in Black Hawk, Colorado.  Penn National currently operates two racetracks and eleven off-track wagering facilities in Pennsylvania; the racetrack at Charles Town Races & Slots in West Virginia; the racetrack at Bangor Raceway in Bangor, Maine, and a 50% interest in the Pennwood Racing Inc. joint venture which owns and operates Freehold Raceway in New Jersey; and operates Casino Rama, a gaming facility located approximately 90 miles north of Toronto, Canada, pursuant to a management contract.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may vary materially from expectations. Although the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from the Company’s expectations.  Meaningful factors which could cause actual results to differ from expectations include, but are not limited to, risks related to the following: the passage of state, federal or local legislation that would expand, restrict, further tax or prevent gaming operations in the jurisdictions in which we do business; our ability to successfully consummate the proposed sale of the Pocono Downs facility; the activities of our competitors; increases in our effective rate of taxation at any of our properties or at the corporate level; successful completion of capital projects at our gaming and pari-mutuel facilities; the existence of attractive acquisition candidates and the costs and risks involved in the pursuit of those acquisitions; our ability to maintain regulatory approvals for our existing businesses and to receive regulatory approvals for our new businesses (including without limitation the issuance of final operators’ licenses in Maine and Pennsylvania); delays in the process of finalizing gaming regulations and the establishment of related governmental infrastructure in Pennsylvania and Maine; the maintenance of agreements with our horsemen and pari-mutuel clerks; our dependence on key personnel; the impact of terrorism and other international hostilities; the availability and cost of financing; the outcome and financial impact from the event of default under the indentures governing the Hollywood Casino Shreveport notes and other factors as discussed in the Company’s filings with the United States Securities and Exchange Commission.  The Company does not intend to update publicly any forward-looking statements except as required by law.

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